EXHIBIT B

                          PROPOSED NEW ARTICLE 4 OF THE
           CERTIFICATE OF INCORPORATION OF TOTAL RESEARCH CORPORATION


         4. The total number of shares which the Company shall have authority to issue is fifty million (50,000,000), all of which shall be designated Common Stock, par value $.001 per share.